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                                                                    EXHIBIT 23.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Board of Directors
Phoenix Network, Inc.


We have issued our reports dated February 19, 1998, accompanying the consolidated financial statements and schedule included in the annual report of Phoenix Network, Inc. on Form 10-K for the three years in the period ended December 31, 1997. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Phoenix Network, Inc. on Form S-8 (File No. 33-35844 effective July 12, 1990), Form S-3, as amended (File No. 33-70672 effective February 25, 1994), Form S-3, as amended (File No. 333-20923 effective February 12, 1997), Form S-3, as amended (File No. 333-26023 effective June 27, 1997), Form S-3, as amended (File No. 333-26271 effective June 27,
1997), and Form S-3, as amended (File No. 333-33091 effective September 12,
1997).



GRANT THORNTON LLP


Denver, Colorado
February 19, 1998